UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 7, 2006

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XSTREAM BEVERAGE NETWORK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	33-30158A	05-0547629
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 S. University Drive, Suite 220, Plantation, Florida 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 954-473-0850

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On December 15, 2006, XStream Beverage Network, Inc. (the “Company”) issued 1,100,000 shares of our Series D Convertible Preferred Stock to its Chairman and CEO as compensation for services rendered to the Company in 2006. On this same date, the Company’s Board of Directors resolved to rescind its grant of 1,100,000 shares of the Company’s Series A stock granted to the Chairman and CEO in the resolution of the Company’s Board of Directors dated September 29, 2006. The Series D Convertible Preferred Stock was issued to the Company’s Chairman and CEO under the exemption provided by Section 4(2) of the Securities and Exchange Act of 1933, as amended.

On December 7, 2006, the Company filed with the Secretary of State for the state of Nevada a Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock. The certificate of designation of the Series D Convertible Preferred Stock, among other rights and obligations, provides for:

Designation and Rank.

The Series D Convertible Preferred Stock, has a par value $.001 per share (the “Series D Preferred Stock”). The maximum authorized number of shares of Series D Preferred Stock shall be 4,000,000 shares. Except for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company, the Series D Preferred Stock shall rank senior to the common stock, par value $.001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series D Preferred Stock (“Junior Stock”).

Dividends.

The holders of the Series D Preferred Stock will not be entitled to receive cash dividends.

Voting Rights.

The holders of Series D Preferred Stock shall vote with the shares of Common Stock of the Company on an as converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of Common Stock, in either case upon the following basis: each holder of shares of Series D Preferred Stock shall be entitled to such number of votes as shall be equal to two hundred (200) times the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series D Preferred Stock are convertible. While any of the shares of the Series D Preferred Stock are outstanding, the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock will be required in order to amend the Company’s Certificate of Incorporation to affect materially and adversely the rights, preferences or voting power of the holders of the shares of Series D Preferred Stock or to authorize, create, or increase the authorized amount of, any class of stock having rights prior or senior to, or in parity with, the shares of Series D Preferred Stock .

Conversion. The holder of Series D Preferred Stock shall have the right, exercisable at any time, to convert the Series D Preferred Stock into shares of the Company’s Common Stock at a conversion rate of one share of common stock for each share of Series D Preferred Stock converted.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock then outstanding will be entitled to receive, in preference to the holders of Common Stock, but subordinate to the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, an amount of shares of common stock equal to the number of shares of the Series D Preferred Stock in the holder’s possession upon the occurrence  of any liquidation, dissolution or winding up of the Company, such holders of shares of Series D Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Item 5.03

Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

See Item 3.02 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the amendment to the Articles of Incorporation of the Company.

Item 9.01

Financial Statements and Exhibits.

(a) – (c)

Not applicable

(d)

Exhibits

Exhibit
Number	Description of Exhibit
3.1	Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock, filed on December 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006

XSTREAM BEVERAGE GROUP, INC.

By:	/s/ TED FARNSWORTH
Ted Farnsworth, Chairman and CEO

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